Report of Independent Registered Public Accounting
Firm


To the Board of Trustees and Shareholders of the PIMCO Equity
Series:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of PIMCO Balanced Income Fund, PIMCO Dividend and Income Builder Fund,
PIMCO EqS(r) Dividend Fund, PIMCO EqS(r) Emerging Markets
Fund, PIMCO EqS(r) Long/Short Fund, PIMCO Emerging Multi-
Asset Fund and PIMCO EqS Pathfinder Fund(r) (constituting
PIMCO Equity Series(r), hereinafter referred to as the "Funds") at June 30, 2014, the results of their operations, the changes in each of their net assets, the cash flows for PIMCO EqS
Long/Short Fund, and financial highlights of the Funds for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements (consolidated financial statements for PIMCO Emerging Multi-Asset Fund and PIMCO EqS Pathfinder
Fund(r)) and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2014 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Kansas City, Missouri
August 15, 2014